EXHIBIT 21


                      SUBSIDIARIES OF CYGNE DESINGS, INC.


                                                               JURISDICTION OF
                                                               ORGANIZATION OR
SUBSIDIARY                                                      INCORPORATION
----------                                                      -------------

Cygne Guatemala, S.A                                             Guatemala

JMB Internacional, S.A                                           Guatemala

M.T.G.I.-Textile Manufacturers Group (Israel)Ltd.                Israel

Cygne Group (F.E) Limited                                        Hong Kong

AC Services, Inc.                                                Delaware

MBS (Cygne) Company                                              Delaware

HKN (US)                                                         New York

Prosperity Textiles Ltd.                                         Jordan

C.M. Israel Sewing-Housings Ltd.                                 Israel

HKN (HK) Purchasing Ltd                                          Hong Kong